CERTIFICATION OF CEO AND CFO PURSUANT TO SECTION 906

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of PerkinElmer, Inc. (the “Company”) for the period ended January 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gregory L. Summe, Chairman of the Board, Chief Executive Officer and President of the Company, and Jeffrey D. Capello, Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2006

/s/    Gregory L. Summe

Gregory L. Summe

Chairman of the Board,

Chief Executive Officer and President

Dated: March 17, 2006

/s/    Jeffrey D. Capello

Jeffrey D. Capello

Senior Vice President,

Chief Financial Officer and

Chief Accounting Officer